                                                                   EXHIBIT 99.2
                         NOTICE OF GUARANTEED DELIVERY

                               for the Tender of

                  5% Convertible Subordinated Notes Due 2002

                                   issued by

                             CELLSTAR CORPORATION

   This Notice of Guaranteed Delivery relates to the offer of CellStar Corporation ("CellStar") to exchange (the "Exchange Offer") (i) $366.67 in cash and (ii) at your election, either (a) $400.94 principal amount of 12% Senior Subordinated Notes due February 2007 (the "Senior Notes") or (b) $320.75 principal amount of Senior Notes and $80.19 principal amount of 5% Senior Subordinated Convertible Notes due November 2002 (the "Senior Convertible Notes") or (c) $400.94 principal amount of Senior Convertible Notes for each $1,000 principal amount of currently outstanding 5% Convertible Subordinated Notes due 2002 (CUSIP Nos. 150925AC9, 105925AB1, 150925AA3, U12623AA9) (the
"Existing Subordinated Notes"). Subject to the terms and conditions of the Exchange Offer, CellStar will issue up to an aggregate of $55,000,000 in cash and up to $60,124,221 aggregate principal amount of Senior Notes and $60,124,221 aggregate principal amount of Senior Convertible Notes in exchange for up to $150,000,000 aggregate principal amount of Existing Subordinated Notes, representing 100% of the outstanding principal amount of the Existing Subordinated Notes, that are properly tendered and not withdrawn prior to the expiration of the Exchange Offer. CellStar will also pay accrued and unpaid interest up to the date of acceptance on Existing Subordinated Notes CellStar accepts for exchange. The Senior Notes and Senior Convertible Notes are sometimes referred to herein as the "Exchange Notes." Notwithstanding the foregoing, CellStar will only issue Exchange Notes in denominations of $1,000 or integral multiples thereof and will pay cash in lieu of issuing Exchange Notes in denominations less than $1,000.

   You must use this Notice of Guaranteed Delivery, or one substantially equivalent to this form, to accept the Exchange Offer if you are a registered holder of Existing Subordinated Notes and wish to tender any Existing Subordinated Notes, but (1) the certificates for the Existing Subordinated Notes are not immediately available, (2) time will not permit your certificates for the Existing Subordinated Notes or other required documents to reach The Bank of New York, as exchange agent (the "Exchange Agent"), before 5:00 p.m.,
New York City time, on      , 2002 (or any such later date and time to which
the Exchange Offer may be extended (the "Expiration Date")) or (3) the procedure for book-entry transfer cannot be completed before the Expiration Date. This Notice of Guaranteed Delivery or such other form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depository. See the section of the Prospectus dated January , 2002 titled "Exchange Offer."

                 The Exchange Agent for the Exchange Offer is:

                             The Bank of New York

By Registered or Certified Mail: By Facsimile Transmission: By Hand or Overnight Delivery:
      The Bank of New York             (212) 235-2358            The Bank of New York
        15 Broad Street           Confirm by Telephone or          15 Broad Street
          16/th/ Floor             for Information call:             16/th/ Floor
    New York, New York 10005           (212) 235-2261          New York, New York 10005
   Attention: Enrique Lopez/                                  Attention: Enrique Lopez/
      Reorganization Unit                                        Reorganization Unit

   Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile number other than as set forth above will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  Ladies and Gentlemen:

     The undersigned hereby tenders to CellStar Corporation, a Delaware corporation ("CellStar"), upon the terms and subject to the conditions set forth in CellStar's Prospectus dated January , 2002, and the related Letter of Transmittal (which, together with the Prospectus and any amendments and supplements thereto, collectively constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the principal amount of Existing
  Subordinated Notes set forth below, pursuant to the guaranteed delivery procedures set forth in the section of the Prospectus titled "Exchange Offer."

  Principal Amount of Existing Subordinated Notes: ____________________________

  Certificate Nos. (if available): ____________________________________________

  Name(s) of Record Holder(s): ________________________________________________

  -------------------------------------------------------------------------
                                (Please Print)

  Address(es): ________________________________________________________________
                                                                     (Zip Code)

  Area Code and Telephone No.: ________________________________________________

  Check box if Existing Subordinated Notes will be tendered by book-entry transfer: [_]

  Account Number: _____________________________________________________________


   ELECTION AS TO FORM OF EXCHANGE OFFER CONSIDERATION FOR HOLDERS EXCHANGING
   EXISTING SUBORDINATED NOTES
--------------------------------------------------------------------------------------------------------------------------------

   If you are accepting the Exchange Offer, you may elect to receive the following for each $1,000 Principal Amount of Existing
   Subordinated Notes tendered in the Exchange Offer (CHECK ONE ONLY)(a)
--------------------------------------------------------------------------------------------------------------------------------

[_]             OPTION (A):             $366.67 cash, and $400.94 principal amount of Senior Notes.
--------------------------------------------------------------------------------------------------------------------------------

[_]             OPTION (B):             $366.67 cash, $320.75 principal amount of Senior Notes, and $80.19 principal amount of Senior Convertible Notes.
--------------------------------------------------------------------------------------------------------------------------------

[_]             OPTION (C):             $366.67 cash, and $400.94 principal amount of Senior Convertible Notes.

(a) You will receive option (A) if you fail to check one of the three boxes above.

  Signature(s): _______________________________________________________________

  --------------------------------------------------------------------------

  Dated: ______________________________________________________________________

                                   GUARANTEE
                   (Not to Be Used for Signature Guarantees)

    The undersigned, a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program, guarantees to deliver to the Exchange Agent either certificates representing the Existing Subordinated Notes tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Existing Subordinated Notes into the Exchange Agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three Nasdaq National Market System trading days (as defined in the Exchange Offer) after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal or an Agent's Message and certificates for Existing Subordinated Notes or confirmation of book-entry transfer of Existing Subordinated Notes to the Exchange Agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: ________________________________________________________________

 ______________________________________________________________________________
                             Authorized Signature

 Address: _____________________________________________________________________
                                                                       Zip Code

 Area Code and Telephone No.: _________________________________________________

 Name: ________________________________________________________________________
                                 Please Print

 Title: _______________________________________________________________________

 Dated: _______________________________________________________________________

Note: DO NOT SEND CERTIFICATES FOR EXISTING SUBORDINATED NOTES WITH THIS
      NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

                                      3